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                                                                         EX-10.4

                                 LEASE AGREEMENT

This lease agreement made and entered into this 5 day of May, 1996, by and between PHEO MED LIMITED PARTNERSHIP a partnership organized under the laws of the State of Georgia, hereinafter referred to as LESSOR and LAKE FOREST HEALTH CARE CENTER, INC., a corporation organized under the laws of the State of Georgia, hereinafter referred to as LESSEE;

                                   WITNESSETH

That for and in consideration of the mutual promises and benefits hereinafter stipulated and agreed to, the parties mutually agree and bind themselves as follows:

SECTION 1. Lease of Property. The Lessor hereby leases unto the Lessee and the Lessee hereby leases from the Lessor the premises described as follows:

that 60-bed licensed nursing home facility, located in Jacksonville, Florida commonly known as "Lake Forest Health Care Center" located at 1771 Edgewood Avenue, Jacksonville, Florida 32208, including all furnishings, equipment and attachments thereto. It is understood that the leased premises include such inventories, supplies and other items as are incident to the operation of the facility in accordance with the requirements of the Department of Human Resources, and that comparable inventories, supplies and other items will be returned to the Lessor upon the expiration of this lease.

SECTION 2. Term of Lease. The term of this lease shall commence on June 1, 1996, and the same shall continue for a period of ten(10) years thereafter, terminating at midnight on May 31, 2006,or until the same is sooner terminated according to the provisions hereinafter contained. At the expiration of the original term of this lease, Lessee shall have the option to renew upon a thirty
(30) day written notice to Lessor prior to the expiration of the original term of this lease for an additional ten year period through May 31, 2012 at a rate to be mutually agreeable.

SECTION 3. Lease Payments. The Lessee shall pay to the Lessor as rental the sum of $25,000.00 on June 1, 1996 and at the 1st of every month thereafter up to and including May 1, 2006. The monthly Lease payments are due on the first day of each month beginning June 1, 1996, with the last payment due on May 1, 2006, or 2016, as the case may be.

SECTION 4. Supplies and Inventory. Lessee shall be permitted to utilize the inventory of consumable items located on the Property at the commencement of the term, including but not limited to food, beverages, medicines, drugs, linens and cleaning supplies and other items incident to the operation of the nursing home (collectively the "Supplies and Inventory") and Lessee shall replenish the Supplies and Inventory as they are consumed, and a comparable inventory of supplies shall be returned to the Lessor upon the expiration of this Lease.




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SECTION 5. Payables and Receivables. (a) All accounts payables chargeable to the nursing home prior to the month of June, 1996 shall remain the liability of Lessor. Lessee shall accumulate such payables as received and forward to Lessor for payment within 10 days of receipt of same.

(b) Uncollected receivables prior to the month of June, 1996 will be received by Lessee and immediately forwarded to Lessor.

SECTION 6. Use and Operation. (a) The Lessee agrees to use and operate said property during the entire term of this lease as a nursing home and shall operate the same in a business like and professional manner as is generally acceptable and normal in the operation of a nursing home for the elderly. The same shall be open for business and in operation continuously each and every day for the entire term hereof unless otherwise mutually agreed upon in writing by the parties hereto. Provided, however, that the business office may be closed on Saturday and Sunday of each week, but such closure shall not prevent admission or dismissal of residents.

(b) The Lessee agrees that said premises shall at all times be kept and used in accordance with laws of the State of Florida, and the rules and regulations of the Florida Agency for Health Care Administration or any successor agency and in accordance with the ordinances, resolutions, rules, and regulations of all local, state, and federal governments. The Lessee will permit no waste, damage or injuries to the premises and at Lessee's own cost and expense will keep all drainage pipes free and open.

(c) The Lessee shall not make any alterations, additions, or improvements in and to the leased premises, including the improvements placed thereon by the Lessor, without the consent of the Lessor in writing first being had and obtained. The Lessor shall not withhold approval of any alterations, additions, or improvements required by the Florida Agency for Health Care Administration or any successor agency thereof for the continued use of the premises as a nursing home. Lessee will make appropriate alterations, additions, or improvements as may be required by the Florida Agency for Health Care Administration or any successor agency. All alterations, additions, or improvements made to the nursing home, and/or grounds, shall become a part of the leased premises and shall be and remain the sole property of the Lessor, subject to the terms of this lease.

(d) All personal property brought upon the leased premises during the term of this lease shall be at the risk of the Lessee. The Lessor shall not be liable for any damage, either to persons or to property, sustained by Lessee or others, caused by any defect in the leased premises or the sidewalks adjoining the same, now existing or hereafter arising therein, including any improvements placed thereon by Lessor or any part or appurtenance thereof, nor by reason of the same becoming out of repair, nor by reason of any bursting or leaking water, gas, steam or other pipes or from any act of neglect of employees, co-tenants or other occupants of said building or buildings, if any, or any other persons whomsoever, in and upon or about the leased premises or sidewalks adjoining the same, or the occurrence of any accident or event from whatever cause in and about the leased premises and the improvements


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thereon and sidewalks or areas adjoining the same. The Lessee agrees to defend and hold Lessor harmless from any and all lawful claims, demands, liabilities, or judgements for damages suffered or alleged to be suffered in or about the leased premises by any person, firm, or corporation, including reasonable costs incurred by Lessor in investigating and/or defending against the same in the event the Lessee does not do so.

(e) The Lessee shall keep the leased premises including all improvements therein free from any liens arising out of any work performed, material furnished or obligations incurred by Lessee. In the event Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee, or other liquidating officer is appointed for the business of Lessee, then Lessor may cancel this lease at Lessor's option.

(f) All signs or symbols placed in the windows or doors of the premises or upon any exterior part of the buildings on the leased premises by Lessee, shall be subject to the approval of Lessor. In the event Lessee shall place signs or symbols on the exterior of said building or in the windows or doors where they are visible from the street that are not satisfactory to the Lessor, the Lessor may immediately demand removal of said signs or symbols, and refusal of Lessee to comply with such demand within a period of ten (10) days shall constitute a breach of this lease and entitle Lessor to immediately recover possession of said premises in the manner provided by law.

(g) The Lessee agrees to immediately forward a copy of all licensure surveys, cost reports, any disciplinary action, fines or penalties, or default of any bed tax, or tax or licensed assessed by any government agency. In absence of a timely agreement with that agency, this shall constitute a default of lease agreement and Lessor shall have the right to immediately and without further demand or legal process retake the leased property.

SECTION 7. Insurance Requirements (a) The Lessee agrees to and shall carry liability insurance including malpractice insurance with limits and liability of at least one million dollars ($1,000,000) for property damages and personal injury limits of at least one million ($1,000,000) dollars, and Lessor may require of the Lessee that said limits be adjusted upward in such amounts as may be required by law, ordinance, state or federal rules and regulations. In the event the Lessee fails to obtain the insurance hereinabove mentioned, then, the Lessor may obtain the same at the expense of and to the charge of the Lessee or the Lessor may at its option treat such failure as a breach of this lease and terminate the same and take possession of the premises and fixtures and hold the Lessee liable for such damages as the Lessor may show itself entitled to as a result of such breach. The Lessee agrees to and shall hold the Lessor harmless on account of any or all liability which may result as a result of the use, occupancy, and operation of the nursing home on the premises. The Lessee agrees to carry workers compensation insurance on all employees of the Facility.

(b) The Lessee shall furnish and carry at its expense, fire and extended coverage insurance with Lessor as named insured in the amount of $1,950,000 on the building, equipment and furnishings in an amount sufficient to replace the


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entire building, equipment and furnishings in the same condition as before they were destroyed or damaged with not more than Five Thousand ($5,000) Dollars deductible and shall insure the Lessor's interest therein and furnish a copy of the policy to the Lessor. The Lessee shall be liable to the Lessor for any losses occasioned by the Lessor resulting from the Lessee's failure to provide and maintain such insurance. Upon the failure of the Lessee to provide such insurance, the Lessor may at its option terminate the original lease and the lease as herein amended or may purchase such insurance at the charge and expense of the Lessee.

(c) Lessee shall furnish, at its expense, use and occupancy insurance in an amount sufficient to pay Lessor its monthly rental fee for up to not less than twelve months should Lessee experience the loss of use of any part or all of the facility caused by the perils covered by fire and extended coverage insurance. A copy of said policy shall be furnished to Lessor.

SECTION 8. Maintenance. The Lessee assumes responsibility to maintain and repair the building, including the roof and outside structure, equipment, fixtures and furnishings in a good state of repair during the entire period of this lease and shall bear the expense of all the same except those expenses that may be compensated for by insurance carried by either party hereto. At the expiration or termination of this lease, the Lessee will return the premises to the Lessor in as good a condition as that which existed at the commencement of this lease, except for ordinary and usual wear and tear.

SECTION 9. Property Taxes. The Lessee shall be responsible for any real estate, personal property, or intangible taxes during the term of this lease. Taxes for the year 1993 shall be prorated between Lessor and Lessee with each paying for their respective share.

SECTION 10. Fees and Charges. All fees and charges due and owing to any agency, firm, city, county, state, or federal government on account of any required inspection made of the facility or the leased premises by any officer or employee of such inspection shall be paid by the Lessee.

SECTION 11. Utilities. The Lessee hereby covenants and agrees to pay all charges for heat, lights, water, telephone and all other utilities which shall be used in or charged against the leased premises during the entire term of this lease.
SECTION 12. Access to Property. Lessee will allow Lessor or Lessor's agent free access at all reasonable times to said premises for the purpose of inspecting the buildings and premises or any allegations made by a governing agency. This right shall not be construed as an agreement on the part of the Lessor to make any repairs, all of such repairs to be made by Lessee as aforesaid.

SECTION 13. Damage by Casualty. In the event the nursing home is damaged by fire, windstorm, or other casualty to the extent of not more than fifty (50%) percent of the value of the facility, the Lessee shall rebuild, remodel, repair, and restore said facilities to the condition existing immediately preceding said fire or casualty within a reasonable time. In the event the


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premises are destroyed by fire, windstorm, or other casualty in excess of fifty
(50) percent of its value, it shall be optional with the Lessor as to whether it rebuilds, repairs, or restores the facilities. If the facility is so repaired, rebuilt, or repaired, then it is agreed that during any period of time within which the premises may be untenable and after such restoration the term of this lease herein provided for shall be extended over and above the original term or any extension thereof by the amount of time necessary to restore the premises. If the Lessor does not elect to rebuild, repair, or restore the same, then, in such event this lease shall terminate and be of no force and effect except for the rights and obligations which shall have accrued prior to the date of such termination.

SECTION 14. Assignment and Subletting. Lessee shall not let, sublease, or sublet the whole leased premises, or any part thereof, or assign this lease without the written consent of Lessor which shall not be unreasonably withheld.

SECTION 15. Waivers. (a) Failure of Lessor to insist upon strict performance of any of the covenants and agreements of this lease, or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any such or any other covenants or agreements, but the same shall be and remain in full force and effect.

(b) In the event of any suit or action instituted on account of any default or to enforce any provisions of this agreement, both Lessor and Lessee agree that the court may award to the prevailing party such amount as the court may consider necessary and reasonable as the attorney fees, together with court costs, and this provision shall also apply in connection with any appeal thereof.

SECTION 16. Defaults. If the Lessee shall default in payment of any rent, additional rent, or other sum required by this lease, and Lessee fails to cure such default for a period of ten (10) days after receipt by Lessee of written demand by Lessor for payment, Lessee shall immediately return the leased property back to Lessor. In the event Lessee defaults in the performance of any other provision of this lease, for a period of thirty (30) days after Lessee's receipt of written demand by Lessor for performance of such other provision of this lease (provided, however, that if such non-monetary default may not be reasonable cured within thirty (30) days after Lessee receives Lessors written demand therefor, Lessee shall immediately cure said default with due diligence, unless by mutual written agreement said time is extended), Lessor may cancel this lease by giving a fifteen (15) day written notice to Lessee, whereupon the expiration of the said fifteen (15) day notice period, Lessee shall return the leased property to Lessor. Lessor may immediately reenter property at the end of fifteen (15) day period without legal process if Lessor has not remitted proper payment. No further notice to Lessee shall be necessary before reentry by Lessor or commencement of legal actions.

SECTION 17. Binding Effect. Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this lease shall be


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binding upon the heirs, legal representatives, successors, and assigns of any or all of the parties hereto.

SECTION 18. Notices. Any notice required to be served in accordance with the terms of this lease shall be sent by registered mail, to the last known address of either the Lessor or the Lessee, or their agents or representatives, and such notice shall be deemed and treated as notice to all of them, their heirs, legal representatives or assigns. Lessee will forward within fifteen (15) days of receipt of any State Licensure Inspection a copy of such Licensure inspection as well as plans of corrections to Lessor.

SECTION 19. Regulatory Approval. This lease is subject to approval and continued approval of all applicable state and federal regulatory agencies.

SECTION 20. Right of First Refusal to Purchase. Lessee has the first right of refusal to purchase this facility from Lessor at any time during the period of this lease provided Lessor receives a bona fide offer for the Facility. Lessee has thirty days to respond in writing to Lessor of its intentions of exercising its Right of Refusal to purchase the Facility. In any event if Lessor chooses to sell this Facility the new purchaser is bound by this Lease.


SECTION 21. Acceptance of the Premises. Lessee has inspected the facility and the operations thereof, and herewith agree to accept the facility in its current condition, as is, and subject only to the terms of this Lease Agreement. Lessee agrees to hold Lessor, its Agents, Officers, and Directors harmless for any acts or omissions of actions arising out of or in connection with this Lease Agreement so long as it shall remain in full force and effect.

         IN TESTIMONY WHEREOF, the parties hereunto have executed this contract in duplicate originals as of the day and date first above mentioned.

                                      PHEO MED LIMITED PARTNERSHIP
                                      By: Winter Haven Homes, Inc.
                                      Its General Partner

                                      By: /s/ Edward E. Lane
                                          Its President (Lessor)
                                           [Corporate Seal]

                                      LAKE FOREST HEALTH CARE CENTER, INC.

                                      By: /s/ Chris Brogdon
                                          Its President (Lessee)
                                          [Corporate Seal]


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                   ADDITIONAL LEASE AGREEMENTS WITH AFFILIATES

     The Registrant has additional Lease Agreements with affiliates substantially identical to the foregoing. The material details of such agreements which differ are as follows:

                              Owner  Date of
Name of Facility  Location     (1)  Agreement Lease      Lease Payment
----------------  ----------  ----- --------- ------- ------------------------
Summer=s Landing  Douglas,     GJ    9/1/96   5 years $300,000 on execution of
- Douglas         GA                          (2)     the lease plus debt pay-
                                                      ment on existing mort-
                                                      gage each month (3)

Magnolia          Manor Green Cove RG 2/28/97 10 years 1.1 times payment of
                  Springs, FL                 (4)     principal and interest
                                                      on debt, debt not to ex-
                                                      ceed $3,200,000 (initial
                                                      monthly payment -
                                                      $34,144.30)

Macon Health      Macon, GA    RG    2/28/97 10 years 1.1 times payment of
Care Center                                   (4)     principal and interest
(Hartley Woods                                        on debt, debt not to ex-
H.& R.C.)                                             ceed $2,700,000 (initial
                                                      monthly payment -
                                                      $30,026.66)

Trenton Health    Trenton,     RG    1/8/97  10 years 1.1 times payment of
Care Center       TN                          (4)     principal and interest
                                                      on debt, debt not to ex-
                                                      ceed $3,500,000

Twin View         Twin City,   RG    2/28/97 10 years 1.1 times payment of
Health Care       GA                          (4)     principal and interest
Center                                                on debt, debt not to ex-
                                                      ceed $2,750,000 (initial
                                                      monthly payment -
                                                      $29,342.75)

Laurelwood        Jackson,     RG    4/8/97  10 years 1.1 times payment of
Health Care       TN                          (4)     principal and interest
Center                                                on debt, debt not to ex-
                                                      ceed $2,300,000

Maplewood         Jackson,     RG    4/8/97  10 years 1.1 times payment of
Health Care       TN                          (4)     principal and interest
Center                                                on debt, debt not to ex-
                                                      ceed $6,375,000

Renaissance -     Titusville,  WHH   9/30/96 10 years $1,500,000 upon execu-
Titusville        FL                          (4)     tion of the lease plus
                                                      1.1 times payment of
                                                      principal and interest
                                                      on debt not to exceed
                                                      $6,000,000
--------------

(1) The names of the owners are abbreviated as follows: Gordon Jensen Health Care associates, Inc. - GJ, Winter Haven Homes, Inc. - WHH, and Retirement Group, L.L.C. - RG.

(2) The Registrant may extend up to two additional terms of five years each.

(3) Beginning in year two there will be an additional payment of $500 per month; in year three $750 per month; in year four $1,000 per month and in year five $1,250 per month. During any extensions the additional amount will be $1,250 per month.

(4) The Registrant may extend for one additional term of five years.


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